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EXHIBIT 12.1

                             FIRST INDUSTRIAL, L.P.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                             YEAR ENDED DECEMBER 31,
                                                                         ------------------------------
                                                                         2003       2002       2001
                                                                         --------   --------   --------
Income from Continuing Operations.....................................   $ 48,122   $ 79,774   $109,702

Plus: Interest Expense and Amortization of Deferred Financing
Costs.................................................................     96,959     89,297     80,583
                                                                         --------   --------   --------

Earnings Before Fixed Charges ........................................   $145,081   $169,071   $190,285
                                                                         ========   ========   ========

Fixed Charges ........................................................   $ 97,720   $ 97,089   $ 90,533
                                                                         ========   ========   ========
Ratio of Earnings to Fixed Charges (a) ...............................      1.48x      1.74x      2.10x
                                                                         ========   ========   ========

(a) For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations. Fixed charges consist of interest costs, whether expensed or capitalized and amortization of deferred financing costs.